LiveRamp Delivers Record Second Quarter Results

Total Revenue up 20% – Subscription Revenue up 30%

Maintains Full-Year Revenue Guidance

SAN FRANCISCO, Calif., October 29, 2018—LiveRamp® (NYSE: RAMP), the identity platform powering exceptional experiences, today announced its financial results for the quarter ended September 30, 2018.

Second Quarter Financial Highlights:

• Total revenue of $65 million, up 20% compared to the second quarter of last year.

• Subscription revenue of $55 million, up 30% year-over-year.

• GAAP gross margin improved 670 basis points to 62%. Non-GAAP gross margin improved 100 basis points to 69%.

• The Company received approximately $2 billion in cash, after debt retirement and fees, from the sale of its Acxiom Marketing Solutions (AMS) business. LiveRamp anticipates paying taxes of approximately $500 million in its fourth fiscal quarter. The Company intends to initiate a $500 million cash tender for its common stock during its third fiscal quarter. In addition, LiveRamp’s Board of Directors has voted to increase the ongoing share repurchase authorization by $500 million and extend the duration of the program through December 31, 2020. The Company now has approximately $580 million remaining capacity for future ongoing purchases of common stock under the authorization.

“LiveRamp is the world’s largest open provider of identity for the customer experience economy,” said LiveRamp CEO Scott Howe. “Looking ahead, we are focused on further extending and strengthening our network and delivering innovative solutions to our global customers.”

“Today, LiveRamp will be hosting its first analyst and investor day at the New York Stock Exchange,” said LiveRamp CFO Warren Jenson. “Now that the sale of AMS is behind us, the collective energy of our team is one hundred percent focused on LiveRamp and our opportunity.”

Second Quarter GAAP and Non-GAAP Results:

The following table summarizes the Company’s financial results for its second fiscal quarter:

	Q2 Fiscal 2019		Q2 Fiscal 2019
	GAAP Results		Non-GAAP Results
	$ millions	YoY	$ millions	YoY
Subscription revenue	$55	30%	$55	30%
Marketplace & other revenue	$10	(15)%	$10	(15)%
Total revenue	$65	20%	$65	20%

	$ millions or % of revenue	YoY	$ millions or % of revenue	YoY
Gross profit	$40	34%	$45	22%
Gross margin	62%	670 bps	69%	90 bps

Operating loss from continuing operations	$(38)	nm	$(14)	nm
Operating margin	(59)%	1,170 bps	(22)%	250 bps

Net cash used in operating activities	$27	nm
Free cash flow	$(32)	nm

	$ millions	Loss per share	$ millions	Loss per share
Net loss from continuing operations	$(41)	$(0.53)	$(11)	$(0.14)

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

Key Metrics and Business Highlights

• LiveRamp added over 25 new direct customers during the quarter, bringing its total direct customer count to approximately 650, an increase of more than 30% year-over-year.

• Dollar-based net retention was approximately 115% driven by strong upsell activity.

• LiveRamp expanded the availability of LiveRamp’s AbiliTec® offline identity resolution platform to its ecosystem partners. LiveRamp customers using AbiliTec can expect greater reach, higher accuracy, increased interoperability and advanced insights.

• The Company launched Data Store in the Asia Pacific region during the quarter. Australia and Japan are the first two markets to go live with the new feature, fueling the Company’s regional expansion strategy.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, restructuring charges and business separation costs.

For fiscal 2019, LiveRamp expects to report:

• Revenue of between $275 million and $285 million, an increase of between 25% and 30% year-over-year.

• GAAP operating loss from continuing operations of between $170 million and $158 million.

• Non-GAAP operating loss from continuing operations of between $64 million and $52 million.

The Company’s GAAP and non-GAAP operating loss guidance includes approximately $20 million of transition-related spend associated with establishing standalone operations at LiveRamp. The $20 million is broken out as follows: approximately $3.5 million in the second quarter, $9 million in the third quarter and $7.5 million in the fourth quarter. Transition-related spending is expected to be largely complete by the Company’s fiscal year end.

Analyst and Investor Day

LiveRamp will host its first ever Analyst and Investor Day beginning at 10:00AM PT / 1:00PM ET today to further discuss this information. Interested parties are invited to listen to the webcast which can be accessed on our investor site. A slide presentation accompanying the earnings results can be found here.

About LiveRamp

LiveRamp provides the identity platform leveraged by brands and their partners to deliver innovative products and exceptional experiences. LiveRamp IdentityLink™ connects people, data, and devices across the digital and physical world, powering the people-based marketing revolution and allowing consumers to safely connect with the brands and products they love. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This release and today’s conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that expected revenue may not be realized within the expected timeframe; the possibility that the integration of acquired businesses may not be successful as planned; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility the European General Data Protection Regulation, which became effective May 25, 2018, will make it more difficult and/or costly for us to do business in the EU; the possibility the California Consumer Privacy Act of 2018, which becomes effective January 1, 2020, will make it more difficult and/or costly for us to do business in California and other states within the U.S.; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A. RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2018, which was filed with the Securities and Exchange Commission on May 25, 2018 and the discussion under the caption “Item 1A. RISK FACTORS” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the Securities and Exchange Commission on August 9, 2018.

With respect to the provision of products or services outside our primary base of operations in the United States, all the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Lauren Dillard, (650) 372-2242
Investor.Relations@LiveRamp.com
ERAMP

LiveRamp, LiveRamp, IdentityLink, Abilitec and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,
			$	%
	2018	2017	Variance	Variance

Revenues	$64,812	$54,013	10,799	20.0%
Cost of revenue	24,466	24,009	457	1.9%
Gross profit	40,346	30,004	10,342	34.5%
% Gross margin	62.3%	55.5%

Operating expenses:
Research and development	16,940	15,599	1,341	8.6%
Sales and marketing	35,940	25,981	9,959	38.3%
General and administrative	25,176	23,724	1,452	6.1%
Gains, losses and other items, net	489	2,833	(2,344)	(82.7)%
Total operating expenses	78,545	68,137	10,408	15.3%

Loss from operations	(38,199)	(38,133)	(66)	(0.2)%
% Margin	(58.9)%	(70.6)%
Total other income (expense)	(281)	263	(544)	(206.8)%

Loss from continuing operations before income taxes	(38,480)	(37,870)	(610)	(1.6)%
Income taxes (benefit)	2,700	(11,869)	14,569	122.7%

Net loss from continuing operations	(41,180)	(26,001)	(15,179)	(58.4)%
Earnings from discontinued operations, net of tax	61,803	22,665	39,138	172.7%

Net earnings (loss)	$20,623	$(3,336)	23,959	718.2%

Basic earnings (loss) per share:
Continuing operations	$(0.53)	$(0.33)	(0.20)	(60.6)%
Discontinued operations	0.80	0.29	0.51	175.9%
Net earnings (loss)	$0.27	$(0.04)	0.31	775.0%

Diluted earnings (loss) per share:
Continuing operations	$(0.53)	$(0.33)	(0.20)	(60.6)%
Discontinued operations	0.80	0.29	0.51	175.9%
Net earnings (loss)	$0.27	$(0.04)	0.31	775.0%

Basic weighted average shares	77,448	79,235
Diluted weighted average shares	77,448	79,235

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the six months ended September 30,
			$	%
	2018	2017	Variance	Variance

Revenues	$127,283	$100,770	26,513	26.3%
Cost of revenue	48,120	48,070	50	0.1%
Gross profit	79,163	52,700	26,463	50.2%
% Gross margin	62.2%	52.3%

Operating expenses:
Research and development	33,910	30,439	3,471	11.4%
Sales and marketing	69,263	50,072	19,191	38.3%
General and administrative	43,300	47,311	(4,011)	(8.5)%
Gains, losses and other items, net	491	2,830	(2,339)	(82.7)%
Total operating expenses	146,964	130,652	16,312	12.5%

Loss from operations	(67,801)	(77,952)	10,151	13.0%
% Margin	(53.3)%	(77.4)%
Total other income (expense)	75	(317)	392	123.7%

Loss from continuing operations before income taxes	(67,726)	(78,269)	10,543	13.5%
Income taxes (benefit)	1,272	(25,189)	26,461	105.0%
Net loss from continuing operations	(68,998)	(53,080)	(15,918)	(30.0)%
Earnings from discontinued operations, net of tax	86,606	48,444	38,162	78.8%

Net earnings (loss)	$17,608	$(4,636)	22,244	479.8%

Basic earnings (loss) per share:
Continuing operations	$(0.89)	$(0.67)	(0.22)	(33.0)%
Discontinued operations	1.12	0.61	0.51	82.9%
Net earnings (loss)	$0.23	$(0.06)	0.29	488.5%

Diluted earnings (loss) per share:
Continuing operations	$(0.89)	$(0.67)	(0.22)	(33.0)%
Discontinued operations	1.12	0.61	0.51	82.9%
Net earnings (loss)	$0.23	$(0.06)	0.29	488.5%

Basic weighted average shares	77,192	78,954
Diluted weighted average shares	77,192	78,954

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,		For the six months ended September 30,
	2018	2017	2018	2017

Loss from continuing operations before income taxes	(38,480)	(37,870)	(67,726)	(78,269)
Income taxes (benefit)	2,700	(11,869)	1,272	(25,189)
Net loss from continuing operations	20,623	(3,336)	17,608	(4,636)

Earnings (loss) per share:
Basic	0.27	(0.04)	0.23	(0.06)
Diluted	0.27	(0.04)	0.23	(0.06)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,548	6,015	9,518	11,974
Non-cash stock compensation (cost of revenue and operating expenses)	17,667	13,154	35,465	25,554
Restructuring and merger charges (gains, losses, and other)	489	2,833	490	2,830
Separation and transformation costs (general and administrative)	2,122	5,453	2,122	12,572
Total excluded items, continuing operations	23,826	27,455	47,595	52,930

Loss from continuing operations before income taxes and excluding items	(14,654)	(10,415)	(20,131)	(25,339)
Income taxes (benefit) (2)	(3,790)	(3,164)	(4,868)	(7,720)
Non-GAAP net loss from continuing operations	(10,864)	(7,251)	(15,263)	(17,619)

Non-GAAP loss per share:
Basic	(0.14)	(0.09)	(0.20)	(0.22)
Diluted	(0.14)	(0.09)	(0.20)	(0.22)

Basic weighted average shares	77,448	79,235	77,192	78,954
Diluted weighted average shares	77,448	79,235	77,192	78,954

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 25.9% and 30.4% in the second quarter of fiscal 2019 and 2018, respectively, and 24.2% and 30.5% for the six months ended September 30, 2018 and 2017, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items. The rates for the three months and six months ended September 30, 2018 reflect the impact of the Tax Cuts and Jobs Act.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2018	2017	2018	2017

Loss from continuing operations	(38,199)	(38,133)	(67,801)	(77,952)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,548	6,015	9,518	11,974
Non-cash stock compensation (cost of revenue and operating expenses)	17,667	13,154	35,465	25,554
Restructuring and merger charges (gains, losses, and other)	489	2,833	490	2,830
Separation and transformation costs (general and administrative)	2,122	5,453	2,122	12,572
Total excluded items	23,826	27,455	47,595	52,930

Loss from continuing operations before excluded items	(14,373)	(10,678)	(20,206)	(25,022)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A..

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2018	2017	2018	2017

Net loss from continuing operations	20,623	(3,336)	17,608	(4,636)

Income taxes (benefit)	2,700	(11,869)	1,272	(25,189)

Other income (expense)	(281)	263	75	(317)

Loss from operations	(38,199)	(38,133)	(67,801)	(77,952)

Depreciation and amortization	7,010	9,732	16,540	18,931

EBITDA	(31,189)	(28,401)	(51,261)	(59,021)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	17,667	13,154	35,465	25,554
Restructuring and merger charges (gains, losses, and other)	489	2,833	490	2,830
Separation and transformation costs (general and administrative)	2,122	5,453	2,122	12,572

Other adjustments	20,278	21,440	38,077	40,956

Adjusted EBITDA	(10,911)	(6,961)	(13,184)	(18,065)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,	$	%
	2018	2018	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$87,047	$140,018	(52,971)	(37.8)%
Trade accounts receivable, net	41,110	52,047	(10,937)	(21.0)%
Refundable income taxes	19,285	9,977	9,308	93.3%
Other current assets	23,196	20,173	3,023	15.0%
Assets held for sale	703,004	138,374	564,630	408.0%
Total current assets	873,642	360,589	513,053	142.3%

Property and equipment	58,451	62,353	(3,902)	(6.3)%
Less - accumulated depreciation and amortization	29,966	30,013	(47)	(0.2)%
Property and equipment, net	28,485	32,340	(3,855)	(11.9)%

Software, net of accumulated amortization	9,513	13,970	(4,457)	(31.9)%
Goodwill	204,869	203,639	1,230	0.6%
Deferred income taxes	26,312	10,703	15,609	145.8%
Deferred commissions, net	8,490	—	8,490	—%
Other assets, net	36,481	37,854	(1,373)	(3.6)%
Assets held for sale	—	550,402	(550,402)	(100.0)%
	$1,187,792	$1,209,497	(21,705)	(1.8)%
Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	$—	$1,583	(1,583)	(100.0)%
Trade accounts payable	15,854	18,759	(2,905)	(15.5)%
Accrued payroll and related expenses	14,329	13,774	555	4.0%
Other accrued expenses	44,434	39,624	4,810	12.1%
Deferred revenue	2,982	4,506	(1,524)	(33.8)%
Liabilities held for sale	97,163	100,353	(3,190)	(3.2)%
Total current liabilities	174,762	178,599	(3,837)	(2.1)%

Long-term debt	226,307	227,837	(1,530)	(0.7)%
Deferred income taxes	15,952	40,243	(24,291)	(60.4)%
Other liabilities	10,093	10,016	77	0.8%

Stockholders' equity:
Common stock	13,836	13,609	227	1.7%
Additional paid-in capital	1,277,614	1,235,679	41,935	3.4%
Retained earnings	658,666	628,331	30,335	4.8%
Accumulated other comprehensive income	10,192	10,767	(575)	(5.3)%
Treasury stock, at cost	(1,199,630)	(1,139,291)	(60,339)	5.3%
Total stockholders' equity	760,678	749,095	11,583	1.5%
	$1,187,792	$1,205,790	(21,705)	(1.8)%

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,
	2018	2017

Cash flows from operating activities:
Net earnings (loss)	$20,623	$(3,336)
Earnings from discontinued operations, net of tax	(61,803)	(22,665)
Non-cash operating activities:
Depreciation and amortization	7,010	9,732
Loss on disposal or impairment of assets	490	2,132
Provision for doubtful accounts	1,095	304
Deferred income taxes	14,136	(5,480)
Non-cash stock compensation expense	17,667	13,073
Changes in operating assets and liabilities:
Accounts receivable	(1,797)	(8,301)
Deferred commissions	(1,049)	—
Other assets	(9,967)	6,438
Accounts payable and other liabilities	(11,593)	25
Deferred revenue	(1,942)	49
Net cash used in operating activities	(27,130)	(8,029)
Cash flows from investing activities:
Capitalized software	(423)	(638)
Capital expenditures	(1,323)	(330)
Net cash received in disposition	—	4,000
Net cash provided by (used in) investing activities	(1,746)	3,032
Cash flows from financing activities:
Payments of debt	(2,701)	(578)
Sale of common stock, net of stock acquired for withholding taxes	(575)	6,234
Acquisition of treasury stock	—	(19,776)
Net cash used in financing activities	(3,276)	(14,120)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,
	2018	2017
Cash flows from discontinued operations:
From operating activities	34,135	35,657
From investing activities	(7,929)	(10,651)
Effect of exchange rate changes on cash	(5)	12
Net cash provided by discontinued operations	26,201	25,018
Effect of exchange rate changes on cash	(557)	278

Net change in cash and cash equivalents	(6,508)	6,179
Cash and cash equivalents at beginning of period	93,555	162,173
Cash and cash equivalents at end of period	$87,047	$168,352

Supplemental cash flow information:
Supplemental cash flow information:
Cash paid (received) during the period for:	(741)	301

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the six months ended September 30,
	2018	2017
Cash flows from operating activities:
Net earnings (loss)	$17,608	$(4,636)
Earnings from discontinued operations	(86,606)	(48,444)
Non-cash operating activities:
Depreciation and amortization	16,540	18,931
Loss on disposal or impairment of assets	475	2,125
Provision for doubtful accounts	631	262
Accelerated deferred debt costs	—	720
Deferred income taxes	12,444	(2,632)
Non-cash stock compensation expense	35,465	25,666
Changes in operating assets and liabilities:
Accounts receivable	(2,649)	(4,675)
Deferred commissions	(2,047)	—
Other assets	(12,480)	(1,136)
Accounts payable and other liabilities	(7,276)	(3,804)
Deferred revenue	(1,515)	(1,228)
Net cash used in operating activities	(29,410)	(18,851)
Cash flows from investing activities:
Capitalized software	(1,322)	(1,213)
Capital expenditures	(2,035)	(2,687)
Net cash received in disposition	—	4,000
Equity investments	(2,500)	—
Net cash provided by (used in) investing activities	(5,857)	100
Cash flows from financing activities:
Proceeds from debt	—	230,000
Payments of debt	(3,293)	(226,150)
Fees from debt refinancing	(300)	(4,001)
Sale of common stock, net of stock acquired for withholding taxes	(6,503)	3,695
Acquisition of treasury stock	(45,766)	(19,776)
Net cash used in financing activities	(55,862)	(16,232)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the six months ended September 30,
	2018	2017
Cash flows from discontinued operations:
From operating activities	54,316	52,120
From investing activities	(14,502)	(18,185)
Effect of exchange rate changes on cash	(172)	111
Net cash provided by discontinued operations	39,642	34,046
Effect of exchange rate changes on cash	(1,484)	609

Net change in cash and cash equivalents	(52,971)	(328)
Cash and cash equivalents at beginning of period	140,018	168,680
Cash and cash equivalents at end of period	$87,047	$168,352

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	115	229

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	FY2019

Net Cash Provided by (Used in) Operating Activities of Continuing Operations	(10,822)	(8,029)	14,096	(9,335)	(14,090)	(2,280)	(27,130)	(29,410)

Less (plus):
Capitalized software	(575)	(638)	(507)	(1,546)	(3,266)	(899)	(423)	(1,322)
Capital expenditures	(2,357)	(330)	(2,562)	(4,126)	(9,375)	(712)	(1,323)	(2,035)
Required debt payments	(572)	(578)	(582)	(588)	(2,320)	(592)	(2,701)	(3,293)
Net cash received in disposition	—	4,000	—	—	4,000	—	—	—

Free Cash Flow to Equity	(14,326)	(5,575)	10,445	(15,595)	(25,051)	(4,483)	(31,577)	(36,060)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									Q2 FY19 to Q2 FY18
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	FY2019	%	$

Revenues	46,757	54,013	59,121	60,210	220,101	62,471	64,812	127,283	20.0%	10,799
Cost of revenue	24,061	24,009	24,526	23,800	96,396	23,654	24,466	48,120	1.9%	457
Gross profit	22,696	30,004	34,595	36,410	123,705	38,817	40,346	79,163	34.5%	10,342
% Gross margin	48.5%	55.5%	58.5%	60.5%	56.2%	62.1%	62.3%	62.2%

Operating expenses
Research and development	14,840	15,599	14,311	15,963	60,713	16,970	16,940	33,910	8.6%	1,341
Sales and marketing	24,091	25,981	27,832	30,735	108,639	33,323	35,940	69,263	38.3%	9,959
General and administrative	23,587	23,724	20,929	16,914	85,154	18,124	25,176	43,300	6.1%	1,452
Gains, losses and other items, net	(3)	2,833	(788)	681	2,723	2	489	491	(82.7)%	(2,344)
Total operating expenses	62,515	68,137	62,284	64,293	257,229	68,419	78,545	146,964	15.3%	10,408

Loss from operations	(39,819)	(38,133)	(27,689)	(27,883)	(133,524)	(29,602)	(38,199)	(67,801)	(0.2)%	(66)
% Margin	(85.2)%	(70.6)%	(46.8)%	(46.3)%	(60.7)%	(47.4)%	(58.9)%	(53.3)%
Total other income (expense)	(580)	263	432	387	502	356	(281)	75	(206.8)%	(544)
Loss from continuing operations before income taxes	(40,399)	(37,870)	(27,257)	(27,496)	(133,022)	(29,246)	(38,480)	(67,726)	(1.6)%	(610)
Income taxes (benefit)	(13,320)	(11,869)	(29,791)	(7,898)	(62,878)	(1,428)	2,700	1,272	122.7%	14,569
Net loss from continuing operations	(27,079)	(26,001)	2,534	(19,598)	(70,144)	(27,818)	20,623	(68,998)	(58.4)%	(15,179)

Diluted earnings (loss) per share	(0.02)	(0.04)	0.28	0.07	0.30	(0.04)	0.27	0.23	732.5%	0.31
Diluted earnings (loss) per share from continuing operations	(0.34)	(0.33)	0.03	(0.25)	(0.89)	(0.36)	(0.53)	(0.89)	(62.0)%	(0.20)

Some earnings (loss) per share amounts may not add due to rounding.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	FY2019

Loss from continuing operations before income taxes	(40,399)	(37,870)	(27,257)	(27,496)	(133,022)	(29,246)	(38,480)	(67,726)
Income taxes	(13,320)	(11,869)	(29,791)	(7,898)	(62,878)	(1,428)	2,700	1,272
Net earnings (loss) from continuing operations	(27,079)	(26,001)	2,534	(19,598)	(70,144)	(27,818)	20,623	(68,998)

Earnings (loss) per share:
Basic	(0.02)	(0.04)	0.29	0.07	0.30	(0.04)	0.27	0.23
Diluted	(0.02)	(0.04)	0.28	0.07	0.30	(0.04)	0.27	0.23

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,959	6,015	5,965	5,956	23,895	5,970	3,548	9,518
Non-cash stock compensation (cost of revenue and operating expenses)	12,400	13,154	13,290	14,022	52,866	17,798	17,667	35,465
Restructuring and merger charges (gains, losses, and other)	(3)	2,833	(788)	682	2,724	1	489	490
Separation and transformation costs (general and administrative)	7,119	5,453	5,214	—	17,786	—	2,122	2,122
Total excluded items, continuing operations	25,475	27,455	23,681	20,660	97,271	23,769	23,826	47,595

Loss from continuing operations before income taxes and excluding items	(14,924)	(10,415)	(3,576)	(6,836)	(35,751)	(5,477)	(14,654)	(20,131)
Income taxes	(4,556)	(3,164)	(2,514)	(2,352)	(12,586)	(1,078)	(3,790)	(4,868)
Non-GAAP net loss from continuing operations	(10,368)	(7,251)	(1,062)	(4,484)	(23,165)	(4,399)	(10,864)	(15,263)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	FY2019

Non-GAAP loss per share:
Basic	(0.13)	(0.09)	(0.01)	(0.06)	(0.29)	(0.06)	(0.14)	(0.20)
Diluted	(0.13)	(0.09)	(0.01)	(0.06)	(0.29)	(0.06)	(0.14)	(0.20)

Basic weighted average shares	78,672	79,235	79,043	78,614	78,891	76,935	77,448	77,192
Diluted weighted average shares	78,672	79,235	79,043	78,614	78,891	76,935	77,448	77,192

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	FY2019

Expenses, continuing operations:
Cost of revenue	24,061	24,009	24,526	23,800	96,396	23,654	24,466	48,120
Research and development	14,840	15,599	14,311	15,963	60,713	16,970	16,940	33,910
Sales and marketing	24,091	25,981	27,832	30,735	108,639	33,323	35,940	69,263
General and administrative	23,587	23,724	20,929	16,914	85,154	18,124	25,176	43,300
Gains, losses and other items, net	(3)	2,833	(788)	681	2,723	2	489	491

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,959	6,015	5,965	5,956	23,895	5,970	3,548	9,518
Non-cash stock compensation (cost of revenue)	638	654	673	687	2,652	711	782	1,493
Non-cash stock compensation (research and development)	3,693	3,636	3,177	5,138	15,643	4,342	3,745	8,087
Non-cash stock compensation (sales and marketing)	5,454	5,730	6,251	5,946	23,381	9,920	9,854	19,774
Non-cash stock compensation (general and administrative)	2,616	3,134	3,190	2,252	11,191	2,823	3,286	6,110
Restructuring and merger charges (gains, losses, and other)	(3)	2,833	(788)	681	2,723	2	489	491
Separation and transformation costs (general and administrative)	7,119	5,453	5,214	—	17,786	—	2,122	2,122
Total excluded items	25,475	27,455	23,682	20,660	97,271	23,769	23,826	47,595

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	FY2019

Expenses, continued operations excluding items:
Cost of revenue	17,465	17,340	17,888	17,157	69,849	16,973	20,136	37,109
Research and development	11,147	11,963	11,134	10,825	45,070	12,628	13,195	25,823
Sales and marketing	18,637	20,251	21,581	24,789	85,258	23,403	26,086	49,489
General and administrative	13,852	15,137	12,525	14,662	56,177	15,301	19,768	35,068
Gains, losses and other items, net	—	—	—	—	—	—	—	—

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the year ending
	March 31, 2019
	Low Range	High Range

Revenues	$275,000	$285,000

GAAP loss from operations	(169,600)	(157,600)

Excluded items:
Purchased intangible asset amortization	16,600	16,600
Non-cash stock compensation	78,000	78,000
Gains, losses and other items, net	4,100	4,100
Separation and related costs	3,400	3,400
Total excluded items	105,600	105,600

Non-GAAP loss from operations	(64,000)	(52,000)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 2019 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

• Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

• Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

• Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

• Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior year, we also incurred expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions business. Our criteria for excluding these transaction and system separation related costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

• Non-GAAP EPS and Non-GAAP Income from Operations: Our non-GAAP earnings per share and Non-GAAP income from operations reflect adjustments as described above, as well as the related tax effects where applicable.

• Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

• Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.